Exhibit B


                             JOINT FILING AGREEMENT

         This Agreement is filed as an exhibit to Schedule 13G/A being filed by Potomac Capital Management LLC, Potomac Capital Management Inc., and Paul J. Solit in compliance with Rule 13d-1(k) of the Securities and Exchange Commission, which requires an agreement in writing indicating that the Schedule 13G/A to which this Agreement is attached is filed on behalf of the below-named entities, that they are each responsible for the timely filing of the Schedule 13G/A and any amendments thereto and for the completeness and accuracy of the information concerning such persons contained therein.


Dated: February 27, 2009

                                        POTOMAC CAPITAL MANAGEMENT LLC
                                        By:/S/ PAUL J. SOLIT
                                           -------------------------------
                                           Paul J. Solit, Managing Member

                                        POTOMAC CAPITAL MANAGEMENT INC.
                                        By:/S/ PAUL J. SOLIT
                                           -------------------------------
                                           Paul J. Solit, President

                                        PAUL J. SOLIT
                                        By:/S/ PAUL J. SOLIT
                                           -------------------------------
                                           Paul J. Solit